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                                                                Exhibit 21


                        Subsidiaries of the Registrant



Company                                                 State of Incorporation


Denticator International, Inc.................................. Missouri
Young Dental Manufacturing Company............................. Missouri
        Young Dental International, Inc. ...................... Barbados
        Lorvic Holdings, Inc. ................................. Delaware
                The Lorvic Corporation......................... Delaware
Young Acquisition, Inc. ....................................... Missouri